EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 27, 2007

Contact:     Martin A. Thomson
             Chief Executive Officer
             First Federal of Northern Michigan Bancorp, Inc.
             (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                      ANNOUNCES FIRST QUARTER 2007 EARNINGS


Alpena,  Michigan - (April 27, 2007) First Federal of Northern Michigan Bancorp,
Inc. (Nasdaq: FFNM) (the "Company") reported consolidated net income of $24,000, or $0.01 per basic and diluted share, for the quarter ended March 31, 2007, compared to net income of $212,000, or $0.07 per basic and diluted share, for the quarter ended March 31, 2006.

Earnings-per-share was calculated based on weighted average outstanding shares of 3,033,303 for the three-month period ended March 31, 2007, and 3,116,745 for the three-month period ended March 31, 2006.

During  the  three  months  ended  March  31,  2007,  the  Company   recorded  a
cumulative-effect adjustment to retained earnings of $461,000 as a result of the
Company's  election to early adopt Statement of Financial  Accounting  Standards
("SFAS") No. 159 and No. 157. Effective January 1, 2007, the Company elected the fair value  measurement  option for certain  pre-existing  financial  assets and liabilities  including $4.8 million of available-  for-sale securities and $10.0 million of Federal Home Loan Bank  advances.  Under the  provisions  of SFAS No.
159, the  cumulative-effect  adjustment is a one-time  charge to equity and will not be recognized in current earnings.

The Company believes early adoption of SAFS No. 159 and No. 157 will have a positive impact on the Company's ability to mange its balance sheet from both a market and an interest rate risk perspective which will benefit net interest income, net income and earnings per share for the remainder of 2007 and beyond.
A more detailed discussion of the early adoption of SFAS No. 159 and No. 157 will be included in the Company's Form 10-QSB for the first quarter of 2007.


Financial Condition

Total assets of the Company at March 31, 2007 were $271.9 million, a decrease of $9.1 million, or 3.24%, over assets of $281.0 million at December 31, 2006. The ratio of total nonperforming assets to total assets was 1.56% at March 31, 2007 compared to 1.59% at December 31, 2006.

Stockholders' equity decreased to $34.7 million at March 31, 2007 from $35.5 million at December 31, 2006, a decline of $729,000. During the three months

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ended March 31, 2007, the Company repurchased 156,000 shares of its common stock at a total cost of $358,000. Dividends for the three months ended March 31, 2007 were $150,000. As mentioned above, the Company chose to restructure its balance sheet through an early adoption of FAS 159, resulting in a $461,000 one-time cumulative-effect adjustment to retained earnings. The unrealized loss on available for sale securities, net of tax, was $141,000 at March 31, 2007 as compared to $264,000 at December 31, 2006, an improvement of $123,000. The cumulative loss in value on securities was due to interest rates and was not considered by management to be other than temporary.

Results of Operations

Interest income increased to $4.1 million for the three months ended March 31, 2007 from $4.0 million for the same period ended March 31, 2006. While the average balance of interest earning assets decreased by $5.3 million from $265.1 million at March 31, 2006 to $259.8 million at March 31, 2007, the yield on interest earning assets increased over that same time period from 6.13% to 6.43%. This was primarily attributable to the non-mortgage loan portfolio which grew $13.3 million in average balance from March 31, 2006 to March 31, 2007, reflecting our continued emphasis on commercial lending, while the yield grew from 7.53% to 7.56% over that same time period. In addition, while the average balance of mortgage loans decreased by $2.8 million from March 31, 2006 to March
31, 2007, the yield on that portfolio increased from 6.02% to 6.15%.

Interest expense increased to $2.2 million for the three months ended March 31, 2007 from $1.9 million for the three months ended March 31, 2006. The increase in interest expense was mainly attributable to an increase in the average balance of FHLB borrowings of $6.6 million for the quarter ended March 31, 2007 as compared to the quarter ended March 31, 2006, and an increase in the cost of those borrowings of 38 basis points from the quarter ended March 31, 2006 to the quarter ended March 31, 2007 due to market interest rate increases. In addition, the cost of certificates of deposit increased 81 basis points from the quarter ended March 31, 2006 to the same period in 2007. However, the average balance of those deposits decreased by $10.5 million from March 31, 2006 to March 31, 2007.

The Company's net interest margin for the three months ended March 31, 2007 was 2.96% as compared to 3.22% for the three months ended March 31, 2006. The
Company's  interest rate spread  decreased from 2.83% for the three months ended
March 31, 2007 to 2.50% for the three months ended March 31, 2007.

The provision for loan losses for the three month period ended March 31, 2007 was $86,000 as compared to $69,000 for the prior year period. These increases reflected an increase in classified assets due to the current somewhat weak economic conditions in the northern Michigan market as well as declining real estate values.



Non interest income was $978,000 for the three month period ended March 31, 2007, a decrease of $148,000 or 13.1%, from the same period in 2006. The primary reason for the decrease was a reduction of $76,000 in insurance and brokerage commissions due mainly to a loss in insurance contingency income quarter over quarter and the loss of a large commercial insurance customer. In addition, we experienced a $40,000 decrease in service charges and other fees, which was due mainly to a decrease in customer usage of our Bounce Protection program and ATM network, and also a reduction in loan late fees related to a change in how we recognize those fees as income.

Non interest expense was $2.8 million for the three month period ended March 31, 2007, a $71,000 or 2.5% decrease from the same period in 2006. The decrease was primarily due to a decrease of $ 27,000 in expense related to insurance and brokerage activities. We also recorded a $10,000 decrease in service bureau charges related to
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change  in our core  processing  system  vendor  in late  2006.  Other  expenses decreased $39,000, reflecting largely a decrease in expenses associated with our repossessed assets.

The Company had a federal income tax benefit of $12,000 for the three months ended March 31, 2007 due to tax-exempt interest income in excess of pre-tax income, compared to federal income tax expense of $107,000 for the same period in 2006.


Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain
'forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

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

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet


                                                                                            March 31, 2007        December 31, 2006
                                                                                                (Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks                                                        $        3,176,308      $        4,159,833
Overnight deposits with FHLB                                                                    1,618,457                 832,968
Total cash and cash equivalents                                                                 4,794,765               4,992,801
Securities AFS                                                                                 34,233,844              43,100,430
Securities HTM                                                                                  1,750,000               1,750,000
Securities Trading                                                                              4,755,925                       -
Loans held for sale                                                                               172,077                  72,000
Loans receivable, net of allowance for loan losses of $2,099,662 and
   $2,079,069 as of March 31, 2007 and December 31, 2006, respectively                        204,829,690             209,518,068
Foreclosed real estate and other repossessed assets                                               522,438                 475,312
Real estate held for investment                                                                   135,543                 135,543
Federal Home Loan Bank stock, at cost                                                           4,196,900               4,196,900
Premises and equipment                                                                          7,990,850               8,075,238
Accrued interest receivable                                                                     2,083,798               2,138,667
Intangible assets                                                                               2,464,583               2,589,463
Goodwill                                                                                        1,396,854               1,396,854
Other assets                                                                                    2,540,723               2,517,548
Total assets                                                                           $      271,867,990      $      280,958,824


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits                                                                               $      173,162,074      $      177,057,993
Advances from borrowers for taxes and insurance                                                   190,753                  44,389
Federal Home Loan Bank advances and Note Payable                                               50,592,134              66,042,134
Borrowing held for trading                                                                     10,337,328                       -
Accrued expenses and other liabilities                                                          2,861,540               2,361,573

Total liabilities                                                                             237,143,829             245,506,089

Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
                                3,190,999 shares issued)                                           31,910                  31,910
Additional paid-in capital                                                                     24,281,938              24,261,737

Retained earnings                                                                              13,990,116              14,576,468

           Treasury stock at cost (194,600 and 156,000 shares, respectively)                   (1,923,844)             (1,565,359)
Unallocated ESOP                                                                               (1,034,216)             (1,059,130)
Unearned compensation                                                                            (498,468)               (528,987)
                         Accumulated other comprehensive loss                                    (123,275)               (263,904)
Total stockholders' equity                                                                     34,724,161              35,452,735

Total liabilities and stockholders' equity                                             $      271,867,990      $      280,958,824


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

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income

                                                                             For the Three Months
                                                                               Ended March 31,

                                                                         2007                    2006
                                                                                 (Unaudited)
Interest income:
Interest and fees on loans                                     $         3,585,927      $         3,416,613
Interest and dividends on investments                                      509,849                  561,811
Interest on mortgage-backed securities                                      47,100                   54,975
Total interest income                                                    4,142,876                4,033,399

Interest expense:
Interest on deposits                                                     1,431,910                1,239,910
Interest on borrowings                                                     802,086                  669,347
Total interest expense                                                   2,233,996                1,909,257

Net interest income                                                      1,908,880                2,124,141
Provision for loan losses                                                   85,629                   69,500
Net interest income after provision for loan losses                      1,823,251                2,054,641

Non Interest income:
Service charges and other fees                                             197,015                  237,146
Mortgage banking activities                                                 87,884                   72,803

Net gain (loss) on sale of premises and equipment,
  real estate owned and other repossessed assets                            (1,833)                   2,256
Other                                                                       11,929                   45,220
Net loss on trading activities                                              (9,624)                       -
Insurance & Brokerage Commissions                                          692,819                  768,654
Total other income                                                         978,190                1,126,079

Non interest expenses:
Compensation and employee benefits                                       1,568,828                1,544,900

SAIF Insurance Premiums                                                      5,500                    6,408
Advertising                                                                 40,519                   51,089
Occupancy                                                                  367,617                  369,281
Amortization of intangible assets                                          124,881                  124,881
Service Bureau Charges                                                      75,945                   86,281
Insurance & Brokerage Commission Expense                                   240,800                  268,107
Professional Services                                                       80,279                   85,335

Other                                                                      285,331                  324,860
Other expenses                                                           2,789,699                2,861,142

Income before income tax expense                                            11,742                  319,578
Income tax expense                                                         (11,993)                 107,370
Net income                                                     $            23,735      $           212,208

Per share data:
Basic earnings per share                                       $              0.01      $              0.07
Weighted average number of shares outstanding                            3,033,303                3,116,745

Diluted earnings per share                                     $              0.01      $              0.07
Weighted average number of shares outstanding,
  including dilutive stock options                                       3,034,309                3,120,904

Dividends per common share                                     $              0.05      $              0.05
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